Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-154677; 333-71974; 333-58474; and 333-82529) and Form S-8 (File Nos. 333-124690; 333-56117; 333-52536; 333-64168; and 333-45629) of Raytheon Company of our report dated February 25, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Boston, Massachusetts

February 25, 2009